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                                                                    Exhibit 23.3

                                                     May 17, 2001


Board of Directors
CharterBank
600 Third Avenue
West Point, Georgia  31833

Members of the Board of Directors:

        We hereby consent to the use of our firm's name in the applications for the conversion and holding company formation for CharterBank (the "Bank") in which the Bank will become a wholly-owned subsidiary of Charter Financial Corp. (the "Company"), a federal corporation in organization, and the Company will issue a majority of its Common Stock to First Charter, MHC (the "MHC"), and will sell a minority of its Common Stock to the public. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Charter Financial Corporation.

                                                     Respectfully submitted,

                                                     RP FINANCIAL, LC.


                                                     /s/ James P. Hennessey

                                                     James P. Hennessey
                                                     Senior Vice President